SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Tax-Free Insured Fund -- Class A Shares
Fiscal period ending: July 31, 1997
Inception date (if less than 10 years of performance): 9/20/93


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,048.31 $1,282.32    $1,984.59

T   =  Average Annual
       Total Return              4.83%     5.10%        7.15%

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $

Expenses                         $

Reimbursement                    $0

Average shares

NAV                              $

Sales Charge                     4.75%

POP                              $

Yield at POP                     4.46%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 4.46%               4.46%
 ------      =       ------              =         7.38%
1-39.6%              .604%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Tax-Free Insured Fund -- Class B Shares
Fiscal period ending: July 31, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,047.52   $1,289.22  $2,052.50


T   =  Average Annual
       Total Return              4.76%       5.37%      7.46%

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $

Expenses                         $

Reimbursement                    $0

Average shares

NAV                              $

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.89%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


  4.89%              4.89%
 ------      =       ------              =     8.10%
1-39.6%              .604%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Tax-Free Insured Fund -- Class M Shares
Fiscal period ending: July 31, 1997
Inception date (if less than 10 years of performance): 6/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,062.04 $1,278.88    $1,990.26


T   =  Average Annual
       Total Return              6.20%     5.04%        7.13%

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $

Expenses                         $

Reimbursement                    $0

Average shares

NAV                              $

Sales Charge                     3.25%

POP                              $

Yield at POP                     4.24%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 4.24%               4.24%
 ------      =       ------              =     7.02%
1-39.6%              .604%